     As filed with the Securities and Exchange Commission on August 30, 2006
                            Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              THE BISYS GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                                            13-3532663
-------------------------------                           ----------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                             105 Eisenhower Parkway
                           Roseland, New Jersey 07068
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                              THE BISYS GROUP, INC.
                        2005 EMPLOYEE STOCK PURCHASE PLAN
                        2006 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full Title of the Plan)

                                   ----------

                              STEVEN J. KYONO, ESQ.
             -------------------------------------------------------
             Executive Vice President, General Counsel and Secretary
                              The BISYS Group, Inc.
                             105 Eisenhower Parkway
                           Roseland, New Jersey 07068
                     (Name and address of agent for service)

                                  973-461-2500
          -------------------------------------------------------------
          (Telephone number, including area code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                       Proposed maximum      Proposed maximum
                                                      offering price per    aggregate offering
        Title of securities          Amount to be          share (2)             price (2)            Amount of
         to be registered           registered (1)                                                registration fee

------------------------------------------------------------------------------------------------------------------

Common Stock, $.02 par value         1,600,000             $10.12               $16,192,000          $1,732.55
(including Common Stock purchase      Shares
rights) (3)

==================================================================================================================


(1) This Registration Statement covers 800,000 shares of Common Stock issuable pursuant to The BISYS Group, Inc. 2005 Employee Stock Purchase Plan ("2005 Plan") and 800,000 shares of Common Stock issuable pursuant to The BISYS Group, Inc. 2006 Employee Stock Purchase Plan ("2006 Plan"). This Registration Statement also covers any additional shares of Common Stock which may become issuable under the 2005 Plan and the 2006 Plan by reason of any stock dividend, stock split or similar transaction.

(2) Calculated pursuant to Rule 457(c) and 457(h) based upon a price of $10.12 per share, which was the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 29, 2006.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

                                EXPLANATORY NOTE

                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 800,000 shares of the Registrant's common stock, $.02 par value ("Common Stock"), issuable pursuant to the Registrant's 2005 Employee Stock Purchase Plan and 800,000 shares of Common Stock issuable pursuant to the Registrant's 2006 Employee Stock Purchase Plan (collectively, the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Securities Act of 1933 (the "Act"), the documents containing the information specified in this Part I will be sent or given to participants under the Plans. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference herein the following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "SEC"):

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the SEC on April 26, 2006);

                  (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the SEC on July 25, 2006;

                  (c) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, filed with the SEC on August 4, 2006;

                  (d) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on August 30, 2006;

                  (e) the Registrant's Current Reports on Form 8-K filed with the Commission on July 25, 2005, July 29, 2005, August 16, 2005, September 13, 2005, September 19, 2005, November 21, 2005, December 19, 2005, January 6, 2006,
February 28, 2006, March 8, 2006 (as amended on Form 8-K/A filed with the Commission on August 30, 2006), April 4, 2006, April 28, 2006, June 13, 2006, and August 14, 2006; and

                  (f) the description of Common Stock and purchase rights for shares of Common Stock attached to the Common Stock described in the Registrant's registration statement on Form 8-A filed on February 27, 2002 with the SEC, as amended on Form 8-A/A filed on September 26, 2002 with the SEC, pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating those descriptions.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant is organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

                  A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) by a committee of directors, who were not parties to the action, suit or proceeding, designted by a majority of directors, who were not parties to the action, suit or proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders. To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

                  Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions, or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

                  The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Registrant maintains directors and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                                   Description
-------                                  -----------

4.1 Amended and Restated Certificate of Incorporation of The BISYS Group, Inc., as amended by Certificate of Amendment to Amended and Restated Certificate of Incorporation of The BISYS Group, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Securities and Exchange Commission on February 12, 2002.

4.2 Amended and Restated By-laws of The BISYS Group, Inc., Amended and Restated By-Laws of The BISYS Group, Inc. incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated February 15, 2005.

4.3 The BISYS Group, Inc. 2005 Employee Stock Purchase Plan, incorporated by reference to Exhibit A to the Registrant's proxy statement for its 2004 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on October 18, 2004.

4.4 Amendment to The BISYS Group, Inc. 2005 Employee Stock Purchase Plan incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated December 19, 2005.

4.5 Amendment No. 2 to The BISYS Group, Inc. 2005 Employee Stock Purchase Plan incorporated by reference to Exhibit 10.1 o the Registrant's Current Report on Form 8-K dated April 4, 2006

4.6*              Amendment No. 3 to The BISYS Group, Inc. 2005 Employee Stock
                  Purchase Plan

4.7*              Amendment No. 4 to The BISYS Group, Inc. 2005 Employee Stock
                  Purchase Plan

4.8 The BISYS Group, Inc. 2006 Employee Stock Purchase Plan, incorporated by reference to Exhibit A to the Registrant's proxy statement for its 2005 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 10, 2006.

4.9 Rights Agreement dated as of May 8, 1997 (the "Rights Agreement") by and between The BISYS Group, Inc. and The Bank of New York, as Rights Agent (including the form of Rights Certificate as Exhibit A), incorporated by reference to
                  Exhibit 2.1 to the Registrant's Form 8-A, filed with the Securities and Exchange Commission on May 8, 1997.

4.10 Amendment to the Rights Agreement dated as of August 15, 2002, incorporated by reference to Exhibit 4.2 of Form 8-A/A, filed with the Securities and Exchange Commission on September 26, 2002.

5*                Opinion of Drinker Biddle & Reath LLP

23.1*             Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

23.2*             Consent of PricewaterhouseCoopers LLP

24*               Powers of Attorney

----------

* Filed herewith.


ITEM 9. UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseland, New Jersey, on the 30th day of August, 2006.

                                    THE BISYS GROUP, INC.

                                    By: /s/ Russell P. Fradin
                                        -------------------------------------
                                        Russell P. Fradin
                                        President and Chief Executive Officer

                                    THE BISYS GROUP, INC.

                                    By: /s/ Bruce D. Dalziel
                                        -------------------------------------
                                        Bruce D. Dalziel
                                        Executive Vice President and
                                        Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signatures                           Title                             Date
            ----------                           -----                             ----

/s/ Russell P. Fradin                     Director, President and             August 30, 2006
-------------------------------------     Chief Executive Officer
    Russell P. Fradin                     (principal executive officer)

/s/ Bruce D. Dalziel                      Executive Vice President and        August 30, 2006
-------------------------------------     Chief Financial Officer
    Bruce D. Dalziel

               *                           Director and Chairman               August 30, 2006
-------------------------------------
       Robert J. Casale

               *                          Director                            August 30, 2006
-------------------------------------
       Denis A. Bovin

               *                          Director                            August 30, 2006
-------------------------------------
       Thomas A. Cooper

               *                          Director                            August 30, 2006
-------------------------------------
       Doni L. Fordyce

               *                          Director                            August 30, 2006
-------------------------------------
       Richard J. Haviland

               *                          Director                            August 30, 2006
-------------------------------------
       Joseph J. Melone

Bruce D. Dalziel hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 30, 2006 pursuant to a power of attorney filed herewith.

                            By: /s/ Bruce D. Dalziel
                                --------------------
                                Bruce D. Dalziel
                                Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

4.6               Amendment No. 3 to The BISYS Group, Inc. 2005 Employee Stock
                  Purchase Plan

4.7               Amendment No. 4 to The BISYS Group, Inc. 2005 Employee Stock
                  Purchase Plan

5                 Opinion of Drinker Biddle & Reath LLP

23.1              Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

23.2              Consent of PricewaterhouseCoopers LLP

24                Powers of Attorney